Exhibit 23
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                     Independent Auditors' Consent
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The Board of Directors
Polaroid Corporation:

We consent to incorporation by reference in the registration statements No. 33-36384 on Form S-8, No. 33-44661 on Form S-3, and No. 33-51173 on Form S-8 of our reports dated February 1, 1994, relating to the consolidated balance sheets of Polaroid Corporation and subsidiary companies as of December 31, 1993 and 1992, and the related consolidated statements of earnings, cash flows, and changes in common stockholders' equity and the related financial statement schedules for each of the years in the three-year period ended December 31, 1993, which reports appear in the December 31, 1993 annual report on Form 10-K of Polaroid Corporation.

Our report dated February 1, 1994 contains an explanatory paragraph that states that in 1993 the Company changed its method of accounting for income taxes and for certain postretirement and postemployment benefits.






KPMG PEAT MARWICK

Boston Massachusetts
March 29, 1994